Salomon Brothers Variable All Cap Fund
Salomon Brothers Variable High Yield Bond Fund
Salomon Brothers Variable Investors Fund
Salomon Brothers Variable Large Cap Growth Fund
Salomon Brothers Variable Small Cap Growth Fund
Salomon Brothers Variable Strategic Bond Fund
Salomon Brothers Variable Total Return Fund


Sub-Item 77C
Registrant incorporates by reference Registrant's 497
Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234701)

Sub-Item 77C (Results of a Special Meeting of Shareholders) On November 15, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve new management agreements; and 2) to elect Directors. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the election of Directors at the Special Meeting of Shareholders.

Salomon Brothers Variable All Cap Fund
Item Voted On                Votes For       Votes Against
New Management Agreement   14,320,135.372      440,414.480

			Abstentions      Broker Non-Votes
			380,078.450             0

Salomon Brothers Variable High Yield Bond Fund
Item Voted On               Votes For       Votes Against
New Management Agreement  5,389,773.225        44,803.135

			Abstentions      Broker Non-Votes
			551,356.467                   0

Salomon Brothers Variable Investors Fund
Item Voted On               Votes For       Votes Against
New Management Agreement   21,163,076.378      515,185.260

			Abstentions      Broker Non-Votes
			1,275,717.000                  0

Salomon Brothers Variable Large Cap Growth Fund
Item Voted On               Votes For       Votes Against
New Management Agreement  1,213,687.090         89,613.590

			  Abstentions      Broker Non-Votes
  			  81,264.600                    0

Salomon Brothers Variable Small Cap Growth Fund
Item Voted On               Votes For       Votes Against
New Management Agreement  4,623,763.740      170,019.460

			   Abstentions      Broker Non-Votes
			   155,899.700                   0

Salomon Brothers Variable Strategic Bond Fund
Item Voted On              Votes For       Votes Against
New Management Agreement   8,263,966.550      157,217.400

			  Abstentions      Broker Non-Votes
			  501,820.520                   0



Salomon Brothers Variable Total Return Fund
Item Voted On              Votes For       Votes Against
New Management Agreement   5,080,524.551                0

 			  Abstentions      Broker Non-Votes
			  130,643.640                   0


Election of Directors(a)
Nominees:              Votes For    Votes Withheld Abstentions Broker-Non-Votes
Carol L. Colman      61,665,089.858  2,883,870.750      0             0
Daniel P. Cronin     61,677,361.213  2,871,599.395      0             0
Leslie H. Gelb       61,652,040.684  2,896,919.924      0             0
William R.Hutchinson 61,666,229.294  2,882,731.314      0             0
Dr. Riordan Roett    61,668,913.919  2,880,046.689      0             0
Jeswald W. Salacuse  61,660,499.914  2,888,460.694      0             0
R. Jay Gerken        61,647,571.624  2,901,388.984      0             0
(a) Directors are elected by the shareholders of all of the series' of the Salomon Brothers Variable Series Funds Inc.
of which each Fund is a series.

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)


Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEF 14A dated September 2, 2005 filed on September 2, 2005.
(Accession No. 0001193125-05-179260)